Exhibit 10.4

Execution Version

AMENDMENT NO. 1 TO WARRANT AGREEMENT

THIS AMENDMENT NO. 1 TO THE WARRANT AGREEMENT (this “Amendment”) is made as of October 7, 2016, by and between AR Capital Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Warrant Agreement (as defined below).

WHEREAS, on October 7, 2014, the Company consummated an initial public offering (the “Offering”) of units of the Company’s equity securities, each such unit comprised of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one-half of one Warrant (as defined below) and, in connection therewith, issued and delivered 12,000,000 warrants to public investors in the Offering (each a “Public Warrant” and collectively, the “Public Warrants”);

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of October 1, 2014, and filed by the Company with the United States Securities and Exchange Commission on October 7, 2014 as an exhibit to a current report on Form 8-K (the “Warrant Agreement”), which governs the Public Warrants;

WHEREAS, on September 16, 2016, the Company entered into that certain Agreement (as may be amended), by and among the Company, Axar Capital Management L.P., a Delaware limited partnership and AR Capital, LLC, a Delaware limited liability company (the “Transfer Agreement”);

WHEREAS, the Company and the Warrant Agent seek to amend the Warrant Agreement to provide that (i) the Public Warrants, upon the consummation of an initial business combination as contemplated by the Transfer Agreement (the “Business Combination”), automatically convert into $0.15 per Public Warrant, payable in cash or shares of Common Stock (valued at $10.00 per share), at the discretion of the Company and (ii) the exercise price of the Private Placement Warrants is $12.50 per share (subject to adjustment as provided therein);

WHEREAS, pursuant to Section 9.8 of the Warrant Agreement, the Company has obtained the consent of at least 50% of the Registered Holders of the outstanding Public Warrants to this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment of Warrant Agreement.

(a)	Section 3.1 is amended and restated in its entirety as follows:

“3.1 Warrant Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of (i) $11.50 per share in the case of Public Warrants or (ii) $12.50 per share in the case of Private Placement Warrants, in each case subject to the adjustments provided in Section 3 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.”

(b)	A new Section 6.5 is added to the Warrant Agreement as follows:

“6.5 Mandatory Exchange of Public Warrants upon Consummation of a Business Combination. Notwithstanding anything to the contrary in this Agreement, not less than all of the outstanding Public Warrants shall be automatically converted upon the consummation of a Business Combination (the “Public Warrant Conversion Date”), into the right to receive $0.15 per Public Warrant (the “Business Combination Redemption Price”), payable in cash or shares of Common Stock (valued at $10.00 per share), at the option of the Company. On and after the Public Warrant Conversion Date, the record holder of the Pubic Warrants shall have no further rights except to receive, upon surrender of the Public Warrants to the Warrant Agent, the Business Combination Redemption Price.”

2.	Miscellaneous Provisions.

(a)	Effectiveness of Amendment. Each of the parties hereto acknowledges and agrees that this Amendment shall be terminated and shall be null and void if the Transfer Agreement is terminated.

(b)	Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their permitted respective successors and assigns.

(c)	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(d)	Applicable Law. The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws.

(e)	Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(f)	Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

(g)	Entire Agreement. The Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AR CAPITAL ACQUISITION CORP.

By:	/s/ William Kahane
Name: William Kahane
Title: CEO

[Signature Page to Amendment to Warrant Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Kevin Jennings
Name: Kevin Jennings
Title: Vice President

[Signature Page to Amendment to Warrant Agreement]